SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 20, 2019

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-6543	31-4271000
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code)	614-716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 8.01.    Other Events

On May 22, 2019, Ohio Power Company (the “Company”) issued debt securities pursuant to an Underwriting Agreement with BNY Mellon Capital Markets, LLC, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc. as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the offering and sale by the Company of $450,000,000 of its 4.00% Senior Notes Series O, due 2049 (the “Notes”).

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits

1(a)	Underwriting Agreement, dated May 20, 2019 between the Company and the Underwriters named in Exhibit 1 thereto, in connection with the sale of the Notes.

4(a)	Company Order and Officers’ Certificate, between the Company and The Bank of New York Mellon Trust Company, N.A, as Trustee, dated May 22, 2019, establishing the terms of the Notes.

4(b)	Form of the Notes (included in Exhibit 4(a) hereto).

5(a)	Opinion of William E. Johnson regarding the legality of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OHIO POWER COMPANY

By: /s/ William E. Johnson
Name: William E. Johnson
Title: Assistant Secretary

May 22, 2019

EXHIBIT INDEX

Exhibit Number	Description

1(a)	Underwriting Agreement, dated May 20, 2019 between the Company and the Underwriters named in Exhibit 1 thereto, in connection with the sale of the Notes.

4(a)	Company Order and Officers’ Certificate, between the Company and The Bank of New York Mellon Trust Company, N.A, as Trustee, dated May 22, 2019, establishing the terms of the Notes.

4(b)	Form of the Notes (included in Exhibit 4(a) hereto).

5(a)	Opinion of William E. Johnson regarding the legality of the Notes.